Central Pacific Financial Corp. Reports $13.1 Million First Quarter Earnings and Increases Quarterly Dividend

Exhibit 99

FOR IMMEDIATE RELEASE

Investor Contact:	Isaac Okita	Media Contact:	Wayne Kirihara
	VP, Treasury Manager		EVP, Chief Marketing Officer
	(808) 544-3626		(808) 544-3687
	isaac.okita@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS $13.1 MILLION
FIRST QUARTER EARNINGS AND INCREASES QUARTERLY CASH DIVIDEND

•	Net income of $13.1 million, or fully diluted EPS of $0.42.

•	ROA of 0.96% and ROE of 10.24%.

•	Total loans increased by $20.8 million, or 0.6%, sequentially and 7.2% year-over-year

•	Total deposits increased by $169.2 million, or 3.7% sequentially and 6.2% year-over-year.

HONOLULU, HI, April 26, 2017 – Central Pacific Financial Corp. (NYSE: CPF), (the “Company”), today reported net income in the first quarter of 2017 of $13.1 million, or diluted earnings per share ("EPS") of $0.42, compared to net income in the first quarter of 2016 of $11.2 million, or EPS of $0.35, and net income in the fourth quarter of 2016 of $12.2 million, or EPS of $0.39.

"We are pleased to report another solid quarter with improved earnings and continued balance sheet growth," said Catherine Ngo, President and CEO. "The increase in our quarterly cash dividend, combined with our ongoing share repurchase program is a reflection of our commitment to creating value for our shareholders, and our confidence in the financial strength and long-term outlook of our business."

In April 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.18 per share on its outstanding common shares. This represents a 12.5% increase from the $0.16 paid during the quarter. The dividend will be payable on June 15, 2017 to shareholders of record at the close of business on May 31, 2017.

In January 2017, the Company’s Board of Directors authorized the repurchase of up to $30 million of its common stock from time to time in the open market or in privately negotiated transactions, pursuant to a newly authorized share repurchase program (the "2017 Repurchase Plan").

During the first quarter of 2017, the Company repurchased 113,750 shares of common stock, or approximately 0.4% of its common stock outstanding as of December 31, 2016. Total cost of the shares repurchased was $3.5 million, or an average cost per share of $31.03. The Company's remaining repurchase authority under the 2017 Repurchase Plan at March 31, 2017 is $26.5 million.

Central Pacific Financial Corp. Reports $13.1 Million First Quarter Earnings and Increases Quarterly Dividend

Earnings Highlights
Net interest income for the first quarter of 2017 was $41.3 million, compared to $39.2 million in the year-ago quarter and $39.7 million in the previous quarter. Net interest margin was 3.30%, compared to 3.33% in the year-ago quarter and 3.22% in the previous quarter. The increase in net interest income from the year-ago quarter was primarily attributable to the significant year-over-year growth in our loan portfolio, combined with interest recoveries on nonaccrual loans totaling $1.0 million in the current quarter, compared to less than $0.1 million in interest recoveries in the year-ago quarter. This increase was partially offset by increased funding costs related to time deposits due to the recent increases in the federal funds rate. The sequential quarter increases in net interest income and net interest margin were primarily attributable to the aforementioned loan interest recoveries, combined with lower premium amortization on investment securities totaling $0.7 million. These increases were partially offset by increased funding costs related to time deposits. Total deposit cost for the quarter ended March 31, 2017 was 0.18%.

Other operating income for the first quarter of 2017 totaled $10.0 million, compared to $8.7 million in the year-ago quarter and $13.8 million in the previous quarter. The increase from the year-ago quarter was primarily due to higher mortgage banking income of $0.7 million, combined with higher income from bank-owned life insurance of $0.5 million. The higher mortgage banking income was primarily attributable to lower amortization of mortgage servicing rights of $1.0 million due to slower prepayment activity. The higher income from bank-owned life insurance was primarily attributable to death benefit income totaling $0.6 million received in the current quarter. The sequential quarter decrease was primarily due to a $3.5 million gain on the sale of the Company's fee interest in a former branch location recognized in the fourth quarter of 2016, combined with lower mortgage banking income in the current quarter of $0.9 million resulting from lower net gain on sales of residential mortgage loans, partially offset by higher income from bank-owned life insurance of $0.8 million due to the aforementioned death benefit income received in the current quarter.

Other operating expense for the first quarter of 2017 totaled $31.5 million, which remained relatively unchanged from $31.4 million in the year-ago quarter but decreased from $37.5 million in the previous quarter. During the fourth quarter of 2016, the Company executed a defined benefit pension plan de-risking strategy whereby the Company purchased non-participating annuity contracts to settle the pension obligation for a portion of its plan participants. This resulted in the immediate recognition of $3.8 million in net actuarial losses (included in salaries and employee benefits) in the previous quarter. In addition to the higher salaries and employee benefits expense in the fourth quarter of 2016, the Company recognized a $0.7 million charge (included in other expenses) related to the early termination of a lease during the previous quarter.

The efficiency ratio for the first quarter of 2017 was 61.4%, a marked improvement from 65.5% in the year-ago quarter and 70.1% in the previous quarter. The efficiency ratio during the current quarter was positively impacted by the growth in net interest income and the death benefit income received during the quarter. The efficiency ratio during the previous quarter was negatively impacted by the aforementioned charges related to the pension obligation settlement and lease termination, partially offset by the $3.5 million gain on sale of property completed during the fourth quarter of 2016.

In the first quarter of 2017, the Company recorded income tax expense of $6.8 million, compared to $6.1 million in the year-ago quarter and $6.4 million in the previous quarter. The effective tax rate for the first quarter of 2017 was 34.2%, compared to 35.2% in the year-ago quarter and 34.5% in the previous quarter.

Balance Sheet Highlights
Total assets at March 31, 2017 of $5.44 billion increased by $201.0 million, or 3.8% from March 31, 2016, and increased by $58.9 million, or 1.1% from December 31, 2016.

Total loans and leases at March 31, 2017 of $3.55 billion increased by $236.8 million, or 7.2% and $20.8 million, or 0.6% from March 31, 2016 and December 31, 2016, respectively.  The increase in total loans and leases from March 31, 2016 was primarily attributable to strong organic growth in the Hawaii loan portfolios, offset by reductions in the U.S. mainland commercial and other consumer loan portfolios. The increase in total loans and leases from the fourth quarter of 2016 was primarily due to growth in the Hawaii commercial, residential mortgage, home equity, and commercial mortgage loan portfolios, partially offset by net decreases in the U.S. mainland commercial and other consumer loan portfolios.

Total deposits at March 31, 2017 of $4.78 billion increased by $280.8 million, or 6.2% from March 31, 2016, and increased by $169.2 million, or 3.7% from December 31, 2016.  Core deposits, which include demand deposits, savings and money market deposits, and time deposits less than $100,000, totaled $3.81 billion at March 31, 2017.  This represents an increase of $147.0 million, or 4.0% from March 31, 2016, and an increase of $97.4 million, or 2.6% from December 31, 2016.

Central Pacific Financial Corp. Reports $13.1 Million First Quarter Earnings and Increases Quarterly Dividend

Asset Quality
Nonperforming assets at March 31, 2017 totaled $8.8 million, or 0.16% of total assets, compared to $15.9 million, or 0.30% of total assets at March 31, 2016, and $9.2 million, or 0.17% of total assets at December 31, 2016.

Loans delinquent for 90 days or more still accruing interest totaled $0.2 million at March 31, 2017, compared to $0.8 million and $1.4 million at March 31, 2016 and December 31, 2016, respectively.

Net charge-offs in the first quarter of 2017 totaled $1.2 million, compared to net charge-offs of $0.4 million in the year-ago quarter, and net charge-offs of $0.1 million in the previous quarter. Net charge-offs increased in the current quarter due to fewer recoveries. The previous quarter included a $0.9 million recovery from a single commercial mortgage borrower.

In the first quarter of 2017, the Company recorded a credit to the provision for loan and lease losses of $0.1 million, compared to a credit of $0.7 million in the year-ago quarter and a credit of $2.6 million in the previous quarter. The allowance for loan and lease losses, as a percentage of total loans and leases at March 31, 2017 was 1.56%, compared to 1.88% at March 31, 2016 and 1.61% at December 31, 2016.

Capital
Total shareholders’ equity was $511.5 million at March 31, 2017, compared to $509.4 million and $504.7 million at March 31, 2016 and December 31, 2016, respectively.

The Company maintained its strong capital position and its capital ratios continue to exceed the levels required to be considered a “well-capitalized” institution for regulatory purposes under Basel III. At March 31, 2017, the Company’s leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 10.7%, 15.2%, 16.5%, and 13.0%, respectively, compared to 10.6%, 14.2%, 15.5%, and 12.3%, respectively, at December 31, 2016.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items.  These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company’s core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call
The Company’s management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results.  Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company’s website at http://ir.centralpacificbank.com.  Alternatively, investors may participate in the live call by dialing 1-877-505-7644.  A playback of the call will be available through May 26, 2017 by dialing 1-877-344-7529 (passcode: 10105178) and on the Company’s website.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $5.4 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 35 branches and 103 ATMs in the state of Hawaii, as of March 31, 2017.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

Central Pacific Financial Corp. Reports $13.1 Million First Quarter Earnings and Increases Quarterly Dividend

**********

Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, plans and objectives of management for future operations, future economic performance, or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes,” “plans,” “expects,” “anticipates,” “forecasts,” “intends,” “hopes,” “should,” “estimates,” or words of similar meaning.  While the Company believes that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to:  the effect of, and our failure to comply with any regulatory orders we are or may become subject to; oversupply of inventory and adverse conditions in the Hawaii and California real estate markets and any weakness in the construction industry;  adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates,  deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including political events, acts of war or terrorism, natural disasters such as wildfires, tsunamis and earthquakes) on the Company’s business and operations and on tourism, the military and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in economic conditions, including destabilizing factors in the financial industry and deterioration of the real estate market, as well as the impact from any declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular;  the impact of regulatory action on the Company and Central Pacific Bank and legislation affecting the financial services industry; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, other regulatory reform, and any related rules and regulations on our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, and the results of regulatory examinations or reviews;  the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, securities market and monetary fluctuations;  negative trends in our market capitalization and adverse changes in the price of the Company’s common shares; changes in consumer spending, borrowings and savings habits; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers, including fintech businesses; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our capital position; our ability to attract and retain skilled executives and employees; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in any of the foregoing items. For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for the last fiscal year and, in particular, the discussion of “Risk Factors” set forth therein. The Company does not update any of its forward-looking statements except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended
(Dollars in thousands,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
except for per share amounts)	2017	2016	2016	2016	2016
CONDENSED INCOME STATEMENT
Net interest income	$41,255	$39,704	$39,426	$39,609	$39,211
Provision (credit) for loan and lease losses	(80)	(2,645)	(743)	(1,382)	(747)
Net interest income after provision (credit) for loan and lease losses	41,335	42,349	40,169	40,991	39,958
Total other operating income (1)	10,014	13,769	9,954	9,937	8,656
Total other operating expense (1)	31,460	37,472	32,265	32,460	31,366
Income before taxes	19,889	18,646	17,858	18,468	17,248
Income tax expense	6,810	6,438	6,392	6,331	6,067
Net income	13,079	12,208	11,466	12,137	11,181
Basic earnings per common share	$0.43	$0.40	$0.37	$0.39	$0.36
Diluted earnings per common share	0.42	0.39	0.37	0.39	0.35
Dividends declared per common share	0.16	0.16	0.16	0.14	0.14

PERFORMANCE RATIOS
Return on average assets (2)	0.96%	0.92%	0.87%	0.93%	0.87%
Return on average shareholders’ equity (2)	10.24	9.46	8.81	9.51	8.85
Return on average tangible shareholders’ equity (2)	10.33	9.56	8.91	9.63	8.98
Average shareholders’ equity to average assets	9.42	9.67	9.89	9.73	9.81
Efficiency ratio (3)	61.36	70.08	65.34	65.51	65.53
Net interest margin (2)	3.30	3.22	3.25	3.29	3.33
Dividend payout ratio (4)	38.10	41.03	43.24	35.90	40.00

SELECTED AVERAGE BALANCES
Average loans and leases, including loans held for sale	$3,547,718	$3,489,757	$3,415,505	$3,377,362	$3,258,872
Average interest-earning assets	5,095,455	4,981,766	4,902,151	4,890,398	4,786,256
Average assets	5,422,529	5,335,909	5,266,588	5,248,088	5,148,744
Average deposits	4,762,874	4,558,589	4,486,064	4,459,019	4,468,070
Average interest-bearing liabilities	3,626,229	3,568,767	3,532,334	3,565,530	3,492,748
Average shareholders’ equity	510,804	516,067	520,757	510,753	505,330
Average tangible shareholders' equity	506,366	511,004	515,020	504,366	498,271

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(dollars in thousands)	2017	2016	2016	2016	2016
REGULATORY CAPITAL
Central Pacific Financial Corp.
Leverage capital	$577,081	$562,460	$567,891	$560,674	$547,195
Tier 1 risk-based capital	577,081	562,460	567,891	560,674	547,195
Total risk-based capital	624,735	612,202	616,858	609,012	594,801
Common equity tier 1 capital	491,538	485,268	487,097	481,209	472,171
Central Pacific Bank
Leverage capital	560,921	541,577	545,578	529,754	533,307
Tier 1 risk-based capital	560,921	541,577	545,578	529,754	533,307
Total risk-based capital	608,450	591,185	594,407	577,966	580,715
Common equity tier 1 capital	560,921	541,577	545,578	529,754	533,307

REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio	10.7%	10.6%	10.9%	10.8%	10.8%
Tier 1 risk-based capital ratio	15.2	14.2	14.6	14.6	14.5
Total risk-based capital ratio	16.5	15.5	15.9	15.9	15.8
Common equity tier 1 capital ratio	13.0	12.3	12.5	12.5	12.5
Central Pacific Bank
Leverage capital ratio	10.4	10.2	10.6	10.2	10.5
Tier 1 risk-based capital ratio	14.8	13.7	14.1	13.8	14.2
Total risk-based capital ratio	16.1	15.0	15.3	15.1	15.4
Common equity tier 1 capital ratio	14.8	13.7	14.1	13.8	14.2

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(dollars in thousands, except for per share amounts)	2017	2016	2016	2016	2016
BALANCE SHEET
Loans and leases	$3,545,718	$3,524,890	$3,439,654	$3,403,947	$3,308,968
Total assets	5,443,181	5,384,236	5,319,947	5,282,967	5,242,202
Total deposits	4,777,444	4,608,201	4,518,578	4,405,142	4,496,602
Long-term debt	92,785	92,785	92,785	92,785	92,785
Total shareholders’ equity	511,536	504,650	519,466	517,607	509,358
Total shareholders’ equity to total assets	9.40%	9.37%	9.76%	9.80%	9.72%
Tangible common equity to tangible assets (5)	9.33%	9.29%	9.67%	9.69%	9.60%

ASSET QUALITY
Allowance for loan and lease losses	$55,369	$56,631	$59,384	$60,764	$62,149
Non-performing assets	8,834	9,187	11,666	14,907	15,944
Allowance to loans and leases outstanding	1.56%	1.61%	1.73%	1.79%	1.88%
Allowance to non-performing assets	626.77	616.43	509.03	407.62	389.80

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$16.66	$16.39	$16.79	$16.68	$16.34
Tangible book value per common share	16.53	16.23	16.62	16.48	16.13
Closing market price per common share	30.54	31.42	25.19	23.60	21.77

(1) Loan servicing fees, amortization of mortgage servicing rights, net gain on sale of residential mortgage loans, and unrealized gain (loss) on interest rate locks have been reclassified into mortgage banking income in the consolidated statements of income. Prior period amounts in the consolidated statements of income have been reclassified to conform to the current period presentation.

(2) Annualized.
(3) Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income). Prior period amounts have been revised to conform to current period which reflects reclassifications referred to in note (1).

(4) Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.
(5) The tangible common equity ratio is a non-GAAP measure which should be read in conjunction with the Company’s GAAP financial information. Comparison of our ratio with those of other companies may not be possible because other companies may calculate the ratio differently. See Reconciliation of Non-GAAP Financial Measures in Table 2.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 2

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2017	2016	2016	2016	2016
Tangible Common Equity Ratio:
Total shareholders’ equity	$511,536	$504,650	$519,466	$517,607	$509,358
Less: Other intangible assets	(4,012)	(4,680)	(5,349)	(6,018)	(6,686)
Tangible common equity	$507,524	$499,970	$514,117	$511,589	$502,672

Total assets	$5,443,181	$5,384,236	$5,319,947	$5,282,967	$5,242,202
Less: Other intangible assets	(4,012)	(4,680)	(5,349)	(6,018)	(6,686)
Tangible assets	$5,439,169	$5,379,556	$5,314,598	$5,276,949	$5,235,516

Tangible common equity to tangible assets	9.33%	9.29%	9.67%	9.69%	9.60%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 3

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except share data)	2017	2016	2016	2016	2016
ASSETS
Cash and due from banks	$83,670	$75,272	$79,647	$76,482	$85,495
Interest-bearing deposits in other banks	22,363	9,069	23,727	14,184	7,180
Investment securities:
Available for sale	1,302,889	1,243,847	1,262,224	1,260,593	1,299,176
Held to maturity, fair value of: $208,181 at March 31, 2017, $214,366 at December 31, 2016, $230,529 at September 30, 2016, $238,066 at June 30, 2016, and $243,072 at March 31, 2016	211,426	217,668	226,573	234,230	241,597
Total investment securities	1,514,315	1,461,515	1,488,797	1,494,823	1,540,773
Loans held for sale	9,905	31,881	12,755	9,921	11,270
Loans and leases	3,545,718	3,524,890	3,439,654	3,403,947	3,308,968
Less allowance for loan and lease losses	55,369	56,631	59,384	60,764	62,149
Net loans and leases	3,490,349	3,468,259	3,380,270	3,343,183	3,246,819
Premises and equipment, net	48,303	48,258	48,242	48,370	48,322
Accrued interest receivable	14,819	15,675	14,554	15,339	14,818
Investment in unconsolidated subsidiaries	6,279	6,889	7,011	7,204	5,627
Other real estate owned	851	791	791	1,032	1,260
Mortgage servicing rights	15,847	15,779	15,638	15,778	16,800
Other intangible assets	4,012	4,680	5,349	6,018	6,686
Bank-owned life insurance	155,019	155,593	155,233	154,678	154,592
Federal Home Loan Bank stock	7,333	11,572	12,173	15,218	10,420
Other assets	70,116	79,003	75,760	80,737	92,140
Total assets	$5,443,181	$5,384,236	$5,319,947	$5,282,967	$5,242,202
LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing demand	$1,290,632	$1,265,246	$1,194,557	$1,152,666	$1,140,741
Interest-bearing demand	898,306	862,991	849,128	846,589	849,880
Savings and money market	1,430,399	1,390,600	1,379,484	1,371,163	1,465,524
Time	1,158,107	1,089,364	1,095,409	1,034,724	1,040,457
Total deposits	4,777,444	4,608,201	4,518,578	4,405,142	4,496,602
Short-term borrowings	21,000	135,000	150,000	226,000	106,000
Long-term debt	92,785	92,785	92,785	92,785	92,785
Other liabilities	40,391	43,575	39,092	41,424	37,438
Total liabilities	4,931,620	4,879,561	4,800,455	4,765,351	4,732,825
Equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding none at: March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016, and March 31, 2016	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 30,701,219 at March 31, 2017, 30,796,243 at December 31, 2016, 30,930,598 at September 30, 2016, 31,036,895 at June 30, 2016, and 31,164,287 at March 31, 2016	527,403	530,932	534,856	538,434	544,029
Surplus	84,678	84,180	84,207	83,482	83,534
Accumulated deficit	(100,784)	(108,941)	(116,225)	(122,730)	(130,511)
Accumulated other comprehensive income (loss)	239	(1,521)	16,628	18,421	12,306
Total shareholders' equity	511,536	504,650	519,466	517,607	509,358
Non-controlling interest	25	25	26	9	19
Total equity	511,561	504,675	519,492	517,616	509,377
Total liabilities and equity	$5,443,181	$5,384,236	$5,319,947	$5,282,967	$5,242,202

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 4

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands, except per share data)	2017	2016	2016	2016	2016
Interest income:
Interest and fees on loans and leases	$34,957	$33,973	$33,384	$32,878	$31,793
Interest and dividends on investment securities:
Taxable interest	8,135	7,203	7,296	7,953	8,396
Tax-exempt interest	979	989	995	995	996
Dividends	12	12	10	10	10
Interest on deposits in other banks	74	22	17	11	17
Dividends on Federal Home Loan Bank stock	56	56	63	23	37
Total interest income	44,213	42,255	41,765	41,870	41,249
Interest expense:
Interest on deposits:
Demand	140	129	126	123	111
Savings and money market	257	257	254	269	263
Time	1,717	1,175	1,044	957	898
Interest on short-term borrowings	31	191	160	177	50
Interest on long-term debt	813	799	755	735	716
Total interest expense	2,958	2,551	2,339	2,261	2,038
Net interest income	41,255	39,704	39,426	39,609	39,211
Provision (credit) for loan and lease losses	(80)	(2,645)	(743)	(1,382)	(747)
Net interest income after provision for loan and lease losses	41,335	42,349	40,169	40,991	39,958
Other operating income:
Mortgage banking income (1)	1,943	2,845	2,561	1,423	1,240
Service charges on deposit accounts	2,036	2,065	1,954	1,908	1,964
Other service charges and fees	2,748	2,833	2,821	3,028	2,767
Income from fiduciary activities	864	858	880	857	840
Equity in earnings of unconsolidated subsidiaries	61	267	182	184	90
Fees on foreign exchange	163	116	129	126	148
Income from bank-owned life insurance	1,117	273	555	1,232	625
Loan placement fees	134	175	140	133	46
Net gains on sales of foreclosed assets	102	1	57	241	308
Gain on sale of premises and equipment	—	3,537	—	—	—
Other (refer to Table 5)	846	799	675	805	628
Total other operating income	10,014	13,769	9,954	9,937	8,656
Other operating expense:
Salaries and employee benefits	17,387	21,254	17,459	17,850	16,937
Net occupancy	3,414	3,606	3,588	3,557	3,314
Equipment	842	967	852	769	811
Amortization of core deposit premium	668	669	669	668	669
Communication expense	900	868	948	919	959
Legal and professional services	1,792	1,821	1,699	1,723	1,613
Computer software expense	2,252	2,332	2,217	2,222	2,704
Advertising expense	392	562	772	433	634
Foreclosed asset expense	36	16	72	49	15
Other (refer to Table 5)	3,777	5,377	3,989	4,270	3,710
Total other operating expense	31,460	37,472	32,265	32,460	31,366
Income before income taxes	19,889	18,646	17,858	18,468	17,248
Income tax expense	6,810	6,438	6,392	6,331	6,067
Net income	$13,079	$12,208	$11,466	$12,137	$11,181
Per common share data:
Basic earnings per share	$0.43	$0.40	$0.37	$0.39	$0.36
Diluted earnings per share	0.42	0.39	0.37	0.39	0.35
Cash dividends declared	0.16	0.16	0.16	0.14	0.14
Basic weighted average shares outstanding	30,714,895	30,770,528	30,943,756	31,060,593	31,263,433
Diluted weighted average shares outstanding	31,001,238	31,001,246	31,142,128	31,262,525	31,506,307

(1) Loan servicing fees, amortization of mortgage servicing rights, net gain on sale of residential mortgage loans, and unrealized gain (loss) on interest rate locks have been reclassified into mortgage banking income in the consolidated statements of income. Prior period amounts in the consolidated statements of income have been reclassified to conform to the current period presentation.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Other Operating Income and Other Operating Expense - Detail
(Unaudited)	TABLE 5

The following table sets forth the components of mortgage banking income for the periods indicated:

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2017	2016	2016	2016	2016
Mortgage banking income:
Loan servicing fees	$1,358	$1,340	$1,357	$1,362	$1,362
Amortization of mortgage servicing rights	(520)	(781)	(1,021)	(1,755)	(1,509)
Net gains on sales of residential mortgage loans	1,312	2,108	2,212	1,845	1,466
Unrealized gains (losses) on loans-held-for-sale and interest rate locks	(207)	178	13	(29)	(79)
Total mortgage banking income	$1,943	$2,845	$2,561	$1,423	$1,240

The following table sets forth the components of other operating income - other for the periods indicated:

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2017	2016	2016	2016	2016
Other operating income - other:
Income recovered on nonaccrual loans previously charged-off	$561	$444	$423	$301	$157
Other recoveries	37	19	24	249	21
Commissions on sale of checks	87	84	84	86	86
Other	161	252	144	169	364
Total other operating income - other	$846	$799	$675	$805	$628

The following table sets forth the components of other operating expense - other for the periods indicated:

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2017	2016	2016	2016	2016
Other operating expense - other:
Charitable contributions	$151	$102	$156	$184	$218
FDIC insurance assessment	424	420	430	563	639
Miscellaneous loan expenses	261	271	358	306	254
ATM and debit card expenses	450	444	451	448	428
Amortization of investments in low-income housing tax credit partnerships	233	271	259	258	257
Armored car expenses	258	219	258	201	201
Entertainment and promotions	158	449	198	223	231
Stationery and supplies	178	221	242	172	267
Directors’ fees and expenses	207	208	215	199	205
Provision (credit) for residential mortgage loan repurchase losses	—	—	—	(36)	(351)
Increase (decrease) to the reserve for unfunded commitments	70	40	37	20	44
Branch consolidation and relocation costs	—	737	—	—	—
Other	1,387	1,995	1,385	1,732	1,317
Total other operating expense - other	$3,777	$5,377	$3,989	$4,270	$3,710

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 6

	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2017			December 31, 2016			March 31, 2016
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other banks	$39,910	0.75%	$74	$15,458	0.57%	$22	$13,990	0.49%	$17
Investment securities, excluding valuation allowance:
Taxable	1,329,915	2.45	8,147	1,293,291	2.23	7,215	1,331,717	2.52	8,406
Tax-exempt	171,139	3.52	1,506	172,081	3.54	1,522	174,044	3.52	1,532
Total investment securities	1,501,054	2.57	9,653	1,465,372	2.39	8,737	1,505,761	2.64	9,938
Loans and leases, incl. loans held for sale	3,547,718	3.98	34,957	3,489,757	3.88	33,973	3,258,872	3.92	31,793
Federal Home Loan Bank stock	6,773	3.31	56	11,179	2.02	56	7,633	1.92	37
Total interest-earning assets	5,095,455	3.54	44,740	4,981,766	3.43	42,788	4,786,256	3.50	41,785
Noninterest-earning assets	327,074			354,143			362,488
Total assets	$5,422,529			$5,335,909			$5,148,744

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$879,428	0.06%	$140	$854,946	0.06%	$129	$827,502	0.05%	$111
Savings and money market deposits	1,419,420	0.07	257	1,396,615	0.07	257	1,427,733	0.07	263
Time deposits under $100,000	193,638	0.38	180	198,145	0.38	188	211,622	0.37	197
Time deposits $100,000 and over	1,026,181	0.61	1,537	901,102	0.44	987	888,683	0.32	701
Total interest-bearing deposits	3,518,667	0.24	2,114	3,350,808	0.19	1,561	3,355,540	0.15	1,272
Short-term borrowings	14,777	0.84	31	125,174	0.61	191	44,423	0.45	50
Long-term debt	92,785	3.55	813	92,785	3.43	799	92,785	3.10	716
Total interest-bearing liabilities	3,626,229	0.33	2,958	3,568,767	0.28	2,551	3,492,748	0.23	2,038
Noninterest-bearing deposits	1,244,207			1,207,781			1,112,530
Other liabilities	41,264			43,268			38,111
Total liabilities	4,911,700			4,819,816			4,643,389
Shareholders’ equity	510,804			516,067			505,330
Non-controlling interest	25			26			25
Total equity	510,829			516,093			505,355
Total liabilities and equity	$5,422,529			$5,335,909			$5,148,744

Net interest income			$41,782			$40,237			$39,747

Interest rate spread		3.21%			3.15%			3.27%

Net interest margin		3.30%			3.22%			3.33%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans and Leases by Geographic Distribution
(Unaudited)	TABLE 7

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2017	2016	2016	2016	2016
HAWAII:
Commercial, financial and agricultural	$395,915	$373,006	$367,527	$360,102	$358,432
Real estate:
Construction	89,970	97,873	105,234	95,355	98,203
Residential mortgage	1,237,150	1,217,234	1,160,741	1,167,428	1,147,446
Home equity	370,856	361,209	351,256	334,347	311,756
Commercial mortgage	776,098	767,586	742,584	716,452	646,013
Consumer:
Automobiles	137,252	131,037	125,556	116,809	112,106
Other consumer	162,987	177,122	163,703	161,065	155,749
Leases	598	677	756	843	936
Total loans and leases	3,170,826	3,125,744	3,017,357	2,952,401	2,830,641
Allowance for loan and lease losses	(49,146)	(49,350)	(50,948)	(52,375)	(52,068)
Net loans and leases	$3,121,680	$3,076,394	$2,966,409	$2,900,026	$2,778,573

U.S. MAINLAND:
Commercial, financial and agricultural	$107,133	$137,434	$140,457	$143,965	$176,659
Real estate:
Construction	4,137	3,665	2,994	3,073	3,151
Residential mortgage	—	—	—	—	—
Home equity	—	—	—	—	—
Commercial mortgage	117,690	117,853	120,133	126,132	127,023
Consumer:
Automobiles	96,663	81,889	91,970	103,098	95,124
Other consumer	49,269	58,305	66,743	75,278	76,370
Leases	—	—	—	—	—
Total loans and leases	374,892	399,146	422,297	451,546	478,327
Allowance for loan and lease losses	(6,223)	(7,281)	(8,436)	(8,389)	(10,081)
Net loans and leases	$368,669	$391,865	$413,861	$443,157	$468,246

TOTAL:
Commercial, financial and agricultural	$503,048	$510,440	$507,984	$504,067	$535,091
Real estate:
Construction	94,107	101,538	108,228	98,428	101,354
Residential mortgage	1,237,150	1,217,234	1,160,741	1,167,428	1,147,446
Home equity	370,856	361,209	351,256	334,347	311,756
Commercial mortgage	893,788	885,439	862,717	842,584	773,036
Consumer:
Automobiles	233,915	212,926	217,526	219,907	207,230
Other consumer	212,256	235,427	230,446	236,343	232,119
Leases	598	677	756	843	936
Total loans and leases	3,545,718	3,524,890	3,439,654	3,403,947	3,308,968
Allowance for loan and lease losses	(55,369)	(56,631)	(59,384)	(60,764)	(62,149)
Net loans and leases	$3,490,349	$3,468,259	$3,380,270	$3,343,183	$3,246,819

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 8

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2017	2016	2016	2016	2016
Noninterest-bearing demand	$1,290,632	$1,265,246	$1,194,557	$1,152,666	$1,140,741
Interest-bearing demand	898,306	862,991	849,128	846,589	849,880
Savings and money market	1,430,399	1,390,600	1,379,484	1,371,163	1,465,524
Time deposits less than $100,000	191,611	194,730	198,055	202,733	207,757
Core deposits	3,810,948	3,713,567	3,621,224	3,573,151	3,663,902

Government time deposits	720,333	701,417	708,034	645,134	644,877
Other time deposits $100,000 and over	246,163	193,217	189,320	186,857	187,823
Total time deposits $100,000 and over	966,496	894,634	897,354	831,991	832,700
Total deposits	$4,777,444	$4,608,201	$4,518,578	$4,405,142	$4,496,602

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 9

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2017	2016	2016	2016	2016
Nonaccrual loans (including loans held for sale):
Commercial, financial and agricultural	$1,030	$1,877	$2,005	$2,132	$2,244
Real estate:
Residential mortgage	4,621	5,322	5,424	8,059	5,227
Home equity	1,490	333	479	611	300
Commercial mortgage	842	864	2,967	3,073	6,913
Total nonaccrual loans	7,983	8,396	10,875	13,875	14,684

Other real estate owned ("OREO"):
Real estate:
Residential mortgage	851	791	791	1,032	1,260
Total OREO	851	791	791	1,032	1,260
Total nonperforming assets ("NPAs")	8,834	9,187	11,666	14,907	15,944

Loans delinquent for 90 days or more:
Real estate:
Residential mortgage	—	—	200	—	—
Home equity	—	1,120	—	135	656
Consumer:
Automobiles	133	208	131	78	125
Other consumer	107	63	106	56	—
Total loans delinquent for 90 days or more	240	1,391	437	269	781

Restructured loans still accruing interest:
Commercial, financial and agricultural	306	—	—	—	—
Real estate:
Construction	—	21	51	745	776
Residential mortgage	13,292	14,292	15,818	15,729	16,197
Commercial mortgage	1,777	1,879	1,979	3,020	3,128
Total restructured loans still accruing interest	15,375	16,192	17,848	19,494	20,101
Total NPAs, loans delinquent for 90 days or more and restructured loans still accruing interest	$24,449	$26,770	$29,951	$34,670	$36,826

Total nonaccrual loans as a percentage of loans and leases	0.23%	0.24%	0.32%	0.41%	0.44%
Total NPAs as a percentage of loans and leases and OREO	0.25%	0.26%	0.34%	0.44%	0.48%
Total NPAs and loans delinquent for 90 days or more as a percentage of loans and leases and OREO	0.26%	0.30%	0.35%	0.45%	0.51%
Total NPAs, loans delinquent for 90 days or more, and restructured loans still accruing interest as a percentage of loans and leases and OREO	0.69%	0.76%	0.87%	1.02%	1.11%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$9,187	$11,666	$14,907	$15,944	$16,230
Additions	1,881	39	650	4,334	1,303
Reductions:
Payments	(447)	(2,400)	(2,309)	(927)	(754)
Return to accrual status	(1,787)	(118)	(578)	(3,717)	(133)
Sales of NPAs	—	—	(1,032)	(865)	(702)
Charge-offs/valuation adjustments	—	—	28	138	—
Total reductions	(2,234)	(2,518)	(3,891)	(5,371)	(1,589)
Balance at end of quarter	$8,834	$9,187	$11,666	$14,907	$15,944

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Allowance for Loan and Lease Losses
(Unaudited)	TABLE 10

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2017	2016	2016	2016	2016
Allowance for loan and lease losses:
Balance at beginning of period	$56,631	$59,384	$60,764	$62,149	$63,314

Provision (credit) for loan and lease losses	(80)	(2,645)	(743)	(1,382)	(747)

Charge-offs:
Commercial, financial and agricultural	500	510	465	272	352
Real estate:
Commercial mortgage	—	209	—	—	—
Consumer:
Automobiles	520	381	409	392	381
Other consumer	977	1,077	940	743	731
Total charge-offs	1,997	2,177	1,814	1,407	1,464

Recoveries:
Commercial, financial and agricultural	275	490	555	720	349
Real estate:
Construction	21	24	91	9	9
Residential mortgage	96	315	173	173	34
Home equity	2	4	4	4	3
Commercial mortgage	11	869	128	14	13
Consumer:
Automobiles	194	214	115	365	194
Other consumer	216	153	111	119	444
Total recoveries	815	2,069	1,177	1,404	1,046
Net charge-offs (recoveries)	1,182	108	637	3	418
Balance at end of period	$55,369	$56,631	$59,384	$60,764	$62,149

Average loans and leases, net of unearned	$3,547,718	$3,489,757	$3,415,505	$3,377,362	$3,258,872

Annualized ratio of net charge-offs (recoveries) to average loans and leases	0.13%	0.01%	0.07%	—%	0.05%

Ratio of allowance for loan and lease losses to loans and leases	1.56%	1.61%	1.73%	1.79%	1.88%